Exhibit 23.1

Consent of  Independent  Registered  Public  Accounting  Firm

We consent to the incorporation by reference in Registration Statement (Form S-8 Nos.333-126020 and 333-161989) pertaining to the LNC Employees’ 401(k) Savings Plan of Lincoln National Corporation of our report dated June 28, 2022, with respect to the financial statements and supplemental schedule of the LNC Employees’ 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Mitchell & Titus, LLP

Philadelphia, Pennsylvania

June  28, 2022